EXHIBIT 99.1

LegacyTexas Financial Group, Inc.
April 18, 2018, at 9:00 AM Eastern

LegacyTexas Financial Group, Inc.
First Quarter 2018 Earnings Call
April 18, 2018 at 9:00 AM Eastern

CORPORATE PARTICIPANTS
Scott Almy, Executive Vice President, Chief Operations Officer, Chief Risk Officer, General Counsel
Kevin Hanigan, President and Chief Executive Officer
Mays Davenport, Executive Vice President, Chief Financial Officer

PRESENTATION

Operator
Hello and welcome to the LegacyTexas Financial Group, Inc. Q1 2018 Earnings Call and Webcast. All participants will be in listen-only mode. Should you need assistance please signal a conference specialist by pressing the star key followed by zero. After today’s presentation there will be an opportunity to ask questions. To ask a question you may press star and then one on your touch-tone phone. To withdraw your question please press star then two. Please note this event is being recorded. I would now like to turn the conference over to Scott Almy, Chief Operating Officer. Mr. Almy, please go ahead.

Scott Almy
Thanks. Good morning everyone and welcome to the call. Before getting started, I would like to remind you that today’s presentation may include forward-looking statements. Those statements are subject to risks and uncertainties that could cause actual and anticipated results to differ. The Company undertakes no obligation to publicly revise any forward-looking statement. At this time, if you’re logged in to our webcast please refer to the slide presentation available online, including our Safe Harbor Statement on slide 2. For those joining by phone, please note that the Safe Harbor Statement and presentation are available on our website at legacytexasfinancialgroup.com. All comments made during today’s call are subject to that Safe Harbor Statement. I’m joined this morning by LegacyTexas President and CEO Kevin Hanigan and Chief Financial Officer Mays Davenport. After the presentation we’ll be happy to address questions that you may have as time permits. And with that, I’ll turn it over to Kevin.

Kevin Hanigan
Thanks Scott, and thank you all for joining us on the call this morning. As we usually do, I’ll make some general comments on the quarter, cover the first part of the slide deck, and then turn the call over to Mays. After our prepared remarks, we will open up the call and entertain your questions.

The first quarter was a bit noisy but we made significant progress on our stated goals of reducing NPAs and growing our noninterest-bearing deposits. Additionally, we had a one-time gain from an insurance settlement and a tax benefit from the new tax law. As we will talk about later, we had some elevated loan losses and provisioning from the resolution of nearly half of our nonperforming loans and posting a significant reserve on a remaining healthcare credit. Let’s turn to page 4 of the slide deck. We continue to hold the number one market share among all Collin County banks, or all banks in Collin County, still edging out JP Morgan Chase, and Bank of America. I might add that we continue to make progress on the growth of noninterest-bearing deposits, which grew $45 million in the quarter. More on that later. Net income for the quarter totaled $25.8 million, EPS was $0.55 on a GAAP basis, and core EPS was $0.52. GAAP ROA was 1.19% and core ROA was 1.13%. As we mentioned on our last call, our top priority for the year was reducing our NPAs. During the first quarter, nonperforming loans dropped $44.6 million, which was driven by a $43 million decline in nonperforming energy loans. This drop represents a 47.2% decline in overall nonperforming loans. Additionally, we put up a meaningful specific reserve on a remaining nonperforming healthcare credit. Our capital is quite strong. TCE has grown to 9.22% and our Tier 1 common risk-based capital was at 9.91%.

Turning to slide 5, I would note that gross loans held for investments were up 1.3% on a linked quarter basis while both total deposits and noninterest-bearing deposits were up 2.8% linked quarter. Our loan growth of $85.9 million for the quarter was somewhat muted by the paydowns in the nonperforming energy loans and a $25.7 million decline in our already small construction and land portfolio. Let’s turn to slide 6, which shows the impressive year-to-year loan growth we have generated while the pie chart segments the portfolio by asset type. Our CRE portfolio is the largest asset class in the bank, representing 46.5% of the portfolio, while C&I represents 21.9%, consumer real estate represents 19.1%, and energy is at 8%. Finally, you can see that we are not too exposed to land and construction, which represents 3.8% of the portfolio and is centered in our homebuilder book of business.

Slides 7 and 8 cover our energy loan portfolio, which feels a whole lot better with oil prices in the mid-60s and the resolution of $43 million of nonperforming energy loans in Q1. Our energy portfolio stands at $547.3 million and consists of $524 million of secured reserve-based loans spread among 53 borrowers and 2 midstream borrowers totaling $23.2 million. The pie chart on slide 7 demonstrates the geographic diversity of the portfolio. Importantly, 72% of this portfolio is backed by PE firms with significant capital invested in these companies and additional capital commitments available. Finally, as we mentioned a couple of quarters ago, we plan to reduce the overall commitments to shared national credit, particularly large mix and focus on our own originations and more clubby deals. Our energy portfolio, which was once about 50-50 between SNCs and directly originated deals, now stands at 80% direct originated deals and only 20% SNCs.

With that, let me turn the call over to Mays.

Mays Davenport
Thanks, Kevin. I'll start on page 9 where we highlight a bright spot for the quarter with deposit growth of $186.7 million. We continue the process of replacing high-cost, high beta corresponded deposits with lower priced, low beta core deposits. Noninterest-bearing deposits grew $45.4 million or 2.8% for the quarter and $231.4 million or 16% year-over-year, ending Q1 at 24.2% of total deposits. We had good success running a couple CD promotions to extend the deposit base and mitigate the impact of anticipated future rate hikes. These changes to the deposit mix have increased the bank's asset sensitivity. Our cost of deposits, including noninterest-bearing demand deposits increased to 73 basis points in 2018, up from 64 basis points in 2017.

Slide 10 shows net interest income for the first quarter of $78.6 million, a decrease of $1.6 million linked quarter and $2.1 million higher than first quarter 2017. Q1 2018 net interest income was impacted by a $198 million seasonal decline in average warehouse balances as well as back-ended loan growth. Net interest margin was 3.85% compared to 3.78% linked quarter and 400% for the same quarter last year. As a reminder, Q1 2017 net interest income included the recognition of a $4.7 million discount on an energy loan that contributed approximately 24 basis points of NIM.

You can see on slide 11 that our efficiency ratio was impacted by higher first quarter noninterest expense. Core efficiency ratio was 48.4% for Q1 2018 as compared to 46.74% linked quarter and 45.5% for Q1 2017. While Q1 noninterest expenses were elevated at $43.9 million, the $1.1 million increase in payroll taxes linked quarter and a $679,000 one-time bonus will not repeat in future quarters’ run rate. Q1 2017 efficiency ratio was favorably impacted by the previously mentioned energy loan discount recognized in interest income. Turning to slide 12, you will see our nonperforming loans decrease by $44.6 million or 47% for the quarter to $49.8 million while our total classified assets, including foreclosed assets decreased $17.9 million for the same period. We had net charge offs of $12.4 million and booked a $15.7 million provision for credit losses for Q1 ‘18. Our allowance for loan losses grew to $74.5 million at March 31, 2018 compared to $71.3 million at December 31, 2017. We ended the quarter with the allowance for loan loss equal to 1.2% of total loans held for investment, excluding acquired and warehouse purchase program loans. As of March 31, 2018, the allowance allocated to our $547.3 million energy loan portfolio was $17 million, while the allowance allocated to our $38.8 million corporate healthcare finance portfolio was $10.9 million. Slide 13 shows the strengthening of our capital position at March 31, 2018. I will highlight here that our Basel III Tier 1 common ratio is estimated at 9.9%. We ended the quarter with 9.2% TCE to total assets and a 9.6% Tier 1 leverage ratio.

And operator, with that being the conclusion of our prepared remarks, let's go ahead and open up the line for questions.

QUESTIONS AND ANSWERS

Operator
Yes, thank you. We will now begin the question-and-answer session. To ask a question you may press star then one on your touch-tone phone. If you are using a speakerphone, please pick up the handset before pressing the keys. To withdraw your question please press star then two. At this time, we will pause momentarily to assemble the roster. And today’s first question comes from Brady Gailey with KBW.

Brady Gailey
Hey, good morning guys.

Kevin Hanigan
Good morning, Brady.

Brady Gailey
So Kevin, maybe just a little more color on the reserve increase, specifically in healthcare. It sounds like that’s related to one credit. Is that a credit that previously was in the nonperforming bucket, and can you just give us some color on what's going on there?

Kevin Hanigan
Yeah. And I'll save my energy comments until somebody asks about that, but the healthcare bucket, Brady, today stands at $38 million. And as you know, we haven't been originating anything in that bucket for well over a year now. The largest nonperforming loan in that $38 million is a $12.3 million credit, which has been a non-performer for a while. The company put itself up for sale during the quarter. Initial bids came in, which required a little bit of a mark on that credit, which we put up in February I believe. And then last Friday, really after the earnings release was already put together and put to bed, the agent bank called us and said the last and final bids were in and the offers for the company dropped from somewhere in the neighborhood of $75 million or $80 million, down to $35 million. That caused us, Brady, to late Friday, get back -- redo our earnings release, put up another $5.8 million reserve on that credit. Where we stand on that today is I believe the company will get sold. It's going through the final parts of the process now that the final bids are in. It's $12.3 million and we have $8.25 million up against it now. I think we're relatively fully reserved against that credit. And that would be the second largest of the remaining NPAs in the bank. The largest is a $14 million oil and gas deal, which is also going through a sales process.

Brady Gailey
All right. And the healthcare credit you just talked about, just to confirm. That is a SNC?

Kevin Hanigan
It’s a SNC.

Brady Gailey
Okay. So Kevin, you’ve had some credit hiccups over the years with energy. Now, you've had a couple with healthcare. It seems like, the healthcare balances just aren't that great anymore, and it seems like you're getting on the other side of energy. How confident are you that this quarter will kind of be the last quarter with credit noise and that going forward, credit really should not be an issue for you guys?

Kevin Hanigan
Yeah. Really fair question, Brady. When I look at the remaining problem loans in the bank, and for anybody who's got the earnings release in front of them, on page 7, we've got kind of a recap of what is going on in the criticized and classified loan portfolio of the bank. Our NPAs did drop from $94 million down to $49 million in the quarter and that was two energy credits that got resolved, a $37 million energy credit and then another one that's about 7. The one that was $7 million resolved within the impairment mark that we had on it, almost exactly. There was like an $18,000 difference between the impairment and the settlement amount on that one. On the larger one, we had an impairment on that one of roughly a little over $5 million and it ended up being a $10.5 million loss on that $37 million credit. The assets were sold to a local group out in Fort Worth, well-heeled. And in the process of the sale, they have agreed to put up significant dollars to fix up some deferred maintenance on the fields that they're operating in and then this company had very significant reserves in another area that they were interested in and they committed to put significant money in for drilling out that field and improving the value.

But because the trade occurred and we financed the trade, that asset moved, Brady, from a nonperforming loan up into the next category up, which is a classified performing loan. If you see the increase, anybody who has looked at page 7 in our, if you will, our classified performing loans went from 11 to 38. That $27 million was the $37 million less the $10 million loss that moved into that. We believe, and they've already started drilling and fixing up the field, they’ll add significant values to this and that one should migrate into a better position. What’s left to energy are two credits; a $14 million credit that's up for sale and then the smaller one, which is $1.4 million. As I said, the next biggest loan asset in the NPA bucket is that $12.3 million healthcare deal. If you think about that, that's $26 million of the remaining $49 million in deals, one of them is very, very reserved for. The risk really lies and where I'm getting to is the risk really lies in that $14 million energy deal. We had a preemptive bid before this thing went out for sale that came in at a relatively good number. They have yet to put up hard money, so we don't know how real that is. And the sales process is really on the front end of that. I don't know that it gets resolved in this quarter; it may be the third quarter. But as I just look at the remaining loss potential in the bank, I think it lies in that one $14 million deal. And I’m not saying there is a loss position there, because we don't have a mark on it based upon the asset values we've got and this initial bid we got, but it hasn't played out. That one has yet to play out.

Brady Gailey
Okay. And then lastly just for Mays, I know you've talked about the expense run rate kind of in the $41 million to $42 million range, it came a little higher than that this quarter as you mentioned. How should we think about quarterly expenses going forward?

Mays Davenport
Yes. For the quarter, we had $43.9 million. As I mentioned in the prepared comments, the $1.1 million linked quarter increase in payroll taxes and the $679,000 one-time bonus shouldn’t repeat. If you take that out, you would get to what I would consider a more normal run rate for the rest of the year.

Brady Gailey
Great. Thanks guys.

Operator
Thank you. And the next question comes from Michael Rose with Raymond James.

Michael Rose
Hey, good morning guys. How are you?

Kevin Hanigan
Good morning Michael.

Michael Rose
Hey, just a quick question. Can you walk through the reclassification on the warehouse? I didn't really understand that. Just how does that work?

Kevin Hanigan
Yeah. In the warehouse business, we had about $145 million worth of credit that was outstanding at the end of Q1 and that was closer to 160 at year end that are lines of credit. These are warehouse-related deals, Michael, that we don't take a 100% participation in the credit. These are bigger credits that we’ve banked for a long period of time that have moved into borrowing money without doing the 100% participation. They pledge the assets under a typical bank revolver. As such, we've historically kept that roughly $150 million worth of that business in the C&I bucket and because of the volatility it creates within C&I, it can move a lot between any given quarter. I think it's giving -- it can give a false read about the growth or performance of our C&I side of our business. We elected to move that out of the C&I bucket and into the warehouse bucket. They really are in the same exact business. It's just they’re financed slightly differently and that we have a security interest in the asset rather than the ownership of the asset. And technically all that really does when you have the ownership, it makes that asset bankruptcy proof, if you will. You own it, you don't have to fight for it in a bankruptcy. Again, these credits are very large now. Our guy who runs that business has banked them for 25 or 30 years and we have stuck with them as they've grown out of the traditional warehouse into a revolver. All it's really doing is putting everything that's originated by that group now into the warehouse group.

Michael Rose
Okay, that's helpful. And then maybe as a follow-up, just as we think about loan growth, obviously, I know there are some moving parts with credit this quarter. You guys put up $86 million, that’s about 5% annualized ex the warehouse. You had previously talked about 11%. How realistic is that goal, given your pipelines and the slower start to this year?

Kevin Hanigan
Yeah. I still think we're going to stick with that, Michael, and see how this plays out. We could have grown more this quarter. When I look at it, obviously, we had the energy stuff go out. That’s the $43 million, $44 million there. Also in the energy book, in Q1, we actually originated $97 million of new energy credits in the quarter, which was a pretty good origination quarter for our energy group. And this is all kind of a two plus, three years of hedging on all of these kinds of new underwriting deals. But also in the quarter at our election, we chose to exit $97 million worth of syndicated credits in oil and gas. We did that in two ways. We sold some off in the secondary market at par. And others, as they came up for renewal, we elected not to renew our piece. That's what drove that, what used to be roughly 50-50 mix between syndicated loans and self-originated loans in oil and gas that are now being 80-20. Just strategically, as we've looked at where we've had problems in the oil and gas portfolio or in the bank has been on SNCs, particularly larger SNCs, and so it was a strategic shift on our part. We took the opportunity to grow a little slower and let roughly, outside of the problem loan resolutions, another $55 million or so of energy deals come off the books. We probably could have, not probably, we could have put up a bigger loan growth number, we just chose to execute our strategy. In terms of just raw originations for the quarter, it was a really good origination quarter, probably one of our best ever. There were some outsized payoffs in CRE and a little bit in C&I. But the long and the short of it is, I think we’re going to stick with the 11% based largely, Michael, on the great origination quarter we’re coming out of.

Michael Rose
Okay. That's helpful. And maybe one last one from me for Mays. Last quarter you guys had talked about a NIM in the mid-370 range. Clearly, above that this quarter. Obviously, the rate hike helped. What’s your expectation as we move through the year and based on that expectation, what are your expectations for deposit betas and also future rate hikes? Thanks.

Mays Davenport
We saw a 7 basis point increase in NIM, 3 basis points of that was related actually to the shrinkage of the warehouse business at the lower NIM business. When that shrinks, the overall NIM of the bank goes up, so about 3 basis points was related to that. I don't expect that to continue because we’ll see an increase in the warehouse up to seasonal high in second quarter and third quarter, some of that may go away. But then the remaining 4 basis points were related to just the remix of deposits as I talked about. We’ve continued to steer away from high beta corresponding deposits, which are the most expensive source of deposits in the bank. Anything we can do to move away from that helps.

We’ve moved, as I mentioned, into some time deposits, which will help us from an asset sensitivity perspective and then also we've moved into noninterest-bearing deposits. All of those have a significant impact on NIM. Again, some of that we’ll get back the second quarter of the warehouse, but I see us continuing to be above 380 unless there is some significant change in our deposit mix, which I don't foresee. And then on deposit betas, as we continue to reposition in a little bit longer term with some CDs, I think that those betas will come down a little bit. If we continue to grow loans, as we say, that's the biggest challenge is that incremental dollar we have to go get to fund those new loans are the ones that are generally going to be the most expensive. Now having said that, as we get out into the third quarter, we're going to have our new treasury management platform come on and we’ll have a big push for noninterest-bearing deposits. That should help as well going into the third and fourth quarter.

Michael Rose
Great, guys. Thanks for taking my questions.

Kevin Hanigan
You bet.

Operator
Thank you. And the next question comes from Matt Olney with Stephens.

Matt Olney
Hey, thanks. Good morning, guys. I want to start on the C&I loan yields. I think those were up about 38 basis points from the fourth quarter and obviously a big chunk of that's going to be just repricing on the variable rate loan portfolio. But beyond that, is there any impact you got from the reclassification that you mentioned or any impact from the non-accrual reversal you mentioned? I'm trying to figure out if the 1Q C&I loan yield is a good place to start.

Kevin Hanigan
Yeah. Two things. Most of that was rate hike related, because that book is, I won’t say exclusively, but it's very, very, very heavily weighted towards a floating rate, either prime or LIBOR-based book of business. The warehouse deals, and there was $144 million of those that moved over at quarter end or moved over in the quarter have a slightly lower coupon on them. So it muted what would have been a slightly higher number, Matt, in C&I, but I think since they're in there, it's a good proxy going forward.

Matt Olney
So just to clarify, Kevin, no impact on the C&I loan yields from some of the non-accrual reversals that you mentioned earlier?

Mays Davenport
It helped a little bit.

Kevin Hanigan
It helped a little bit, because energy is in C&I, a couple of basis points. But again, I think we're going to get the rest of these cleared out of here sooner rather than later. They're all up for sale. It's just we're going through the process on these last couple of ones that are of any size and whether they get through the process by the end of this quarter or it bleeds into Q3, we’ll see as it all plays out.

Matt Olney
Okay. That's helpful. And then going back to the deposit cost commentary, you talked about making some good progress on growing the noninterest-bearing DDAs. It sounds like there's more progress to come there, but the deposit costs were up 9 basis points. Are you saying that that 9 basis point sequential increase could slow the next few quarters?

Kevin Hanigan
No. I think if rates go up, we'll still be fighting for the next marginal dollar probably in our money market accounts, which are getting -- it's got a higher beta and it gets more expensive. All I think we're really saying is our focus, and really all we've done so far to drive this increase in noninterest-bearing deposits was change incentives. We made that change coming out of a planning conference last August, so we implemented in September. And when we look at the fourth quarter last year, we grew noninterest-bearing was $107 million or $108 million and now it's another 40 something. Roughly $155 million in the last two quarters is pretty darn good, especially in light of the fact when we did $108 million of noninterest-bearing deposit growth in Q4, we said a lot of that wasn't real, a lot of that was more like $65 million and we expected some of that to go away, it was a business or two being sold and they had the money still parked here at year-end that went out. We’ve had two really solid quarters in a row and I think what Mays is saying is that’s without the new treasury management platform. It's our sincere hope that we can accelerate that once we get this installed. We've been working on it now for six or seven months, and it should be ready to be beta tested in the early part of the summer. We're expecting, having spent the money on this, we're expecting our guys to be able to go out and sell it.

Matt Olney
Understood. Thanks for the clarification.

Operator
Thank you. And the next question comes from Brad Milsaps with Sandler O'Neill.

Brad Milsaps
Hey, good morning guys.

Mays Davenport
Hey, Brad.

Kevin Hanigan
Hi Brad.

Brad Milsaps
Kevin, you’ve addressed most everything, but I wanted to follow up on the warehouse. I guess Fannie and MBA are forecasting kind of a 20% increase in originations in the second quarter. Would you kind of expect your balances to follow, that sort of trajectory? And I’m also curious in terms of pricing in that book, your yields continue to go up. At what point do rates reach a level where you think it starts to get more competitive and you might see people starting to cut spreads and that book be affected?

Kevin Hanigan
That's already happening. It happens this way in that business. The folks who finance mortgage servicing rights usually have very large deposits related to those mortgage servicing rights. And in rate-increase times, those companies go to those banks and they say, hey, you've got a lot of free deposits here, we want to essentially buy down our loan rate. Some of that's going on in the business. We have very little in the way of mortgage servicing rights or escrow kind of deposits in the bank. We all are fighting a push for lower spreads. And what I would tell you is, I think about that business on both sides, all right. So it's, on the one side, we're getting the rate benefits because they're all floating rate deals, but we fund a substantial portion of that business at the Federal Home Loan Bank and that's 100% beta cost of funding. Our spreads in that business, our net spread in that business has remained stable or come down a few basis points despite the coupons going up.

Brad Milsaps
Okay. And in terms of volume?

Kevin Hanigan
In terms of volume, we're pretty much a national player in that business, although there’s a concentration in Texas and Florida, but a lot of that's just because of the size of the two states. So goes the national mortgage market, so goes our business. If the MBA has got 20%, let’s go with 20%.

Brad Milsaps
Okay. And just to follow-up on the rate for the entire book, what would you say the kind of new and renew yield is on new loans that you're bringing on at this point? Is it closer to portfolio or would you say more or less?

Kevin Hanigan
New loans we’re bringing on are generally there or slightly higher, because our history is when somebody gets big and they can really lean on people to borrow at LIBOR 175 or 200, not in all cases, but in many cases, we check out in search of somebody smaller who's willing to pay a little bit more. That's reflective, in our number of customers. In fact, our number of customers this quarter went up. We've been running 44 to 45 customers. We now have 49. We've got more customers, but the commitment levels that are out is about the same, which means we're doing some smaller deals for people who might appreciate us just a little bit more.

Brad Milsaps
I'm sorry Kevin, I probably wasn’t clear. Maybe for the loans HFI, what kinds of yields are you seeing in commercial CRE, yes, I’m sorry.

Kevin Hanigan
Yeah. Those are holding pretty good at between 5 and 5.25. I think we did one good-sized deal in the quarter that was in the 4s. But it was a refi out of another bank with a substantial package of really good properties associated with it. I think that was our only origination in that quarter that had a 4 handle, and that might have been as low as a 4.50.

Brad Milsaps
Great. Thank you.

Operator
Thank you. And the next question comes from Gary Tenner with D.A. Davidson.

Gary Tenner
Hey guys. Good morning. I don't want to belabor the point, but on the asset quality questions, and you gave some good detail on the oil and gas and kind of the outlook there, but on that large credit that was resolved this past quarter, I guess given where oil prices have gotten to and stabilized at and where we are in the cycle, I guess I'm surprised that there was still a need to add that much more provision, given that you would have had some specific reserve against that credit. Can you talk about that and maybe some of the dynamics around how you're reserving for that portfolio today?

Kevin Hanigan
Yeah. Insightful question, Gary, and I should have commented on this when I started talking about that oil and gas. The four credits we have that have been NPAs that are now down to two in oil and gas, down to $15.4 million total, they're all gas related, heavy gas players, and gas really hasn't recovered. If you think about our history, we had a lot of that gas portfolio hedged at $3.50 and $3.60 for a long period of time and gas really has been kind of lousy. We've been below three bucks. As those $3.60 and $3.40 hedges start burning off and you’re re-hedging at $2, and then in the out years, your PW9 is driven by the price deck being low because gas prices have stayed low. That's how you get a deal this late in what seems to be an improving cycle, not recovery. They can actually get worse, right, because if you're not drilling, your values are going down, you're not spending money on maintenance cap-ex and you can fall behind on your payables. All three of those things were occurring on this particular credit. But it's a very, very gas-heavy credit and while oil has improved substantially and that's reflected in a lot of upgrades throughout our portfolio, most of the portfolio is doing really, really well; these gas-heavy deals are the ones that we've struggled with and that's why we've got four that are still in there or two that are still in there. They’re both gas deals that are left.

Gary Tenner
Okay. I appreciate the color on that. And then just on those remaining deals, I think you said one is up for sale and where that bid came in, there was no additional impairment taken on that credit?

Kevin Hanigan
There was not, and that’s, look, these are all what I would call level three assets. They are marked to a model and our model here is we've got an engineering report, where a reserve report says we've got value and then in this case, someone preempted the sales process and put in a bid that was, let’s just call it at or above our basis in the credit. But I want to follow that up and say, they have failed to put up, there's a very substantial non-refundable escrow that’s to be put up and it hasn't come in yet. What the bank group has decided is we're going forward with the rest of the sales process; that they can continue to look at this thing on a non-exclusive basis until they put up this escrow. Whether it's real or not, it's just too early to say, which is why I say there's risk in that deal. I just don't know.

Gary Tenner
Okay, Kevin. Thanks for the additional detail.

Kevin Hanigan
You bet.

Operator
Thank you. And the next question comes from Brett Rabatin with Piper Jaffray.

Brett Rabatin
Hey, good morning Kevin and Mays. Wanted to ask, just going back to expenses for a second, was curious just on the lender count, if you guys added any net new lenders here in 1Q and then as you think about the year, are you looking to add anything in terms of additional people and then does technology or anything else kind of affect anything else on the expense run rate going forward? Obviously, the remaining part of it.

Kevin Hanigan
Yeah. Brett, we didn’t add any new lenders in Q1. We’re out talking to some. We're always talking to some. In fact, I think we lost a lender in Q1, it’s the first lender that we've lost in a long -- maybe ever in the history that we've been here and it was somebody who really is focused on commercial construction, land and construction deals on the commercial side, and we're a bank that at the end of Q1, commercial land and construction was a whopping $45 million, no, $47 million total category for us. It's just not something we do. And since that's really his thing, he found a better place to be to do that kind of business. It’s not surprising to us that he left. It’s a former Legacy employee, so he stuck with us since January of 2015, but moved on in Q1. Our lender total actually went down from 55 to 54 lenders in Q1.

Brett Rabatin
Okay. And then just the other part was just around other spending this year in terms of, I know you’re doing the treasury management stuff, but are there other things in technology or other initiatives that might impact the run rate going forward?

Kevin Hanigan
Nothing specific. We’re out trying to do a couple of deals to shrink our branch, either size in terms of square footage or get out of another branch or two.

Mays Davenport
And we closed one at the end of the quarter.

Kevin Hanigan
Yeah. We closed one at the end of Q1. Our branch total went down by one. We’re working on two more and we would be subletting them to somebody else and it’s just kind of early in that process. But as you know, we've been focused on trying to reduce our branch footprint or branch total count and every time we do that, we save roughly $750,000. That one we closed in Q1 wasn’t quite that expensive. The one we're working on is more expensive than that. But those are hit and miss. You can have somebody that talks a good game about signing a lease and subletting your property and then they disappear on you. But we are working a couple of those. That's not unusual. We're always working a couple of those.

Brett Rabatin
Okay. Great. And then maybe just one last one, you know, the M&A environment. I'm just curious, Kevin, you're always looking at stuff and have your ear to the ground on what the environment is. Can you maybe just give us your thoughts on what you see happening the rest of this year in M&A?

Kevin Hanigan
Look, I think there's more talk than there's been in a while, in my view. There was, particularly in the early part of Q1 where everybody's prices were 10% higher than they are today and everybody was feeling pretty good about things, but there’s still lots of talk going on out there. If we can get the House to match what the Senate did in terms of moving the stress testing that, from $50 billion to $250 billion, that will, I’ve always said that would spur an M&A cycle in the business. That hasn't happened yet. Everybody said that's going to happen. But I think it's going to be an active M&A year. We're not the most active M&A bank. I mean, we did a deal that closed in 2015. We haven't done one since. We've got a few we really, really, really would like to have join us that just aren't for sale at this stage of the game. But we're out, we're out poking around. I’ve been poking around both in Dallas and in Houston, with a strong preference for doing something in Dallas just because of the cost saves associated with it.

Brett Rabatin
Okay, great. Thanks for the color.

Operator
Thank you. And once again, please press star and then one if you would like to ask a question. And the next question comes from Michael Young with SunTrust.

Michael Young
Hey, Kevin. Good morning.

Kevin Hanigan
Morning, Michael.

Michael Young
Just wanted to start off with kind of the $10 billion asset threshold question. The absolute level of assets has come down actually since June of last year, so it seems like you've kind of bought some time on crossing that threshold. I assume that's more of a 2019 event now, but is there any chance that -- there's a chance to push that out another year?

Kevin Hanigan
Look, what we said on the fourth quarter call in January would hold true today. If we had an M&A deal that we could close by the end of the year and get through 10, we would do it, but if not, we're going to stay below 10 and save ourselves $5.2 million or $5.3 million of money on the Durbin side of things, so that be, call it $4 million after tax. That’s almost a dime for us. And we have shrunk since June, but that's largely the warehouse being down in Q4 and then remaining down in Q1. It will rebound I expect in Q2 and Q3, and we're expecting a soft Q4. But barring something that shows up pretty quick, and we’d have to announce something pretty quick to get it closed by the end of the year. It would almost be impossible at this stage. There's only one deal I can think of that if it became available and it happened in the short term, I would run to do it fast. But other than that, I think we’ll end up the year at 9.8 or 9.9, something like that, depending upon where the warehouse is.

Mays Davenport
So you see us going over in ’19.

Kevin Hanigan
Yes.

Mays Davenport
At December 31, ’19, we’d be over, which then you’d start losing the Durbin July 1st of 2020.

Michael Young
Okay. Great. And maybe just big picture strategically, I know you've focused on being a top quartile performer. Obviously, we've had some hiccups that have prevented that for a little bit of time here, but when do you think we kind of get back to that as a normal run rate going forward.

Kevin Hanigan
Yeah. We've actually been a top quartile performer all but two quarters in our six years together here, at least under this management team. We obviously won’t be, based on Q1 results. I expect us to be a top quartile performer for the year, if we take this first quarter into effect all the way through the rest of the year, when we're talking in January of next year, I expect us to be in top quartile in terms of ROA, ROE, efficiency, and NPAs, maybe not all the way to the top quartile in NPAs to assets, but awfully darn close if what we see in front of us plays out the way we think it will play out. These credits are up for sale. They're going to get moved out. My gosh, it's been painful, all right? It's no fun to report a quarter like this, but as someone said, you've taken your punch in the nose, now get up. We’ve taken our punch in the nose. It is painful, painful, painful to do this, but we are putting it behind us and I think you all are smart enough to see what the real run rate of this Company is once we get these credits behind us. And we want to get there, but internally, we haven't changed our thought about this year in terms of being in the top quartile at all. I think we'll be talking about in January how high in the top quartile we are, not whether we’re in it.

Michael Young
Okay. And one last one if I could, just on the noninterest-bearing deposit growth this quarter. Did that come from any specific business line like mortgage warehouse or was it just kind of general flow?

Kevin Hanigan
No. I'm sure mortgage warehouse contributed to it a little bit. I think it was largely out of our C&I effort, maybe skewed towards that insurance business that we started. That's a very deposit-rich business. It didn't start out that way. I think we funded $90 million loans before the deposits started coming, but now we've got way more in deposits in that line of business than we have in loans, which is what it was designed to be. And a lot of them are noninterest-bearing. Like I say, putting up almost $155 million of growth in noninterest-bearing deposits over the last two quarters in this rate environment is an accomplishment, particularly since we don't have best-in-class treasury management yet. We're working hard on that whole funding cost side of the business.

Michael Young
Okay. Thanks Kevin.

Kevin Hanigan
You bet.

Operator
Thank you. And as there are no more questions at the present time, I would like to return the call to Kevin Hanigan for any closing comments.

CONCLUSION

Kevin Hanigan
Thank you. Thank you all for joining us. As I said, this was painful for us, but necessary. There's pain associated with working through these problem credits. We're going to get through the rest of them, and we'll be out on the road here and talking to you all very soon. Thanks again.

Operator
Thank you. The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.